Exhibit 10.21

AMENDMENT #3 TO THE PROMISSORY NOTE

ISSUED ON APRIL 25, 2022

THIS AMENDMENT #3 to the Note (as defined below) (the “Amendment”) is entered into as of August 4, 2022 (the “Effective Date”), by and between PaxMedica, Inc., a Delaware corporation (the “Company”), and BLUE CANE PARTNERS, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.     The Company and Holder are the parties to that certain senior secured promissory note originally issued by the Company to the Holder on April 25, 2022, in the original principal amount of $150,000.00 (as amended from time to time, the “Note”); and

B.     The Note was amended on June 9, 2022, and July 11, 2022, and has a principal balance equal to $255,555.55 as of the Effective Date.

C.     The Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (the "Form S-1") on or around July 18, 2022, with respect to an underwritten public offering by the Company of its shares of common stock (the “Common Stock”), and, in connection therewith, the Common Stock are to be listed on the Nasdaq Capital Market ( “Nasdaq” and the offering, the "Nasdaq Offering"); and

D.	The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                 Notwithstanding anything to the contrary in the Note, and so long as the Nasdaq Offering is consummated on or before August 17, 2022, the balance of the Note shall automatically be converted into a number of shares of Series X preferred stock of the Company on the date that the Nasdaq Offering is consummated, pursuant to the following formula: the total outstanding balance of the Note divided by 100.

2.                 For the avoidance of doubt, if the Nasdaq Offering is not consummated by August 17, 2022, this Amendment shall be null and void and of no further force or effect.

3.                 This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

PaxMedica, Inc.		BLUE CANE PARTNERS, LLC

By:	/s/Howard Weisman	By:	/s/Craig Kesselman
Name:	Howard Weisman	Name:	Craig Kesselman
Title:	Chief Executive Officer	Title:	Member